Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Adds New Member to Board of Directors

DUBLIN, OHIO – November 15, 2013 – Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that Michael M. Goldberg, MD, MBA has been appointed to the Navidea Board of Directors.

Michael M. Goldberg has been a Managing Partner of Montaur Capital Partners since January 2007. Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 2007, Chairman of the Board of Directors from November 1991 to January 16, 2007 and President from August 1990 to October 1995. Prior to that, he served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. He is or has been a Director of Alliqua, Inc., CorNova, Inc., Urigen Pharmaceuticals, Inc. and Adventrx Pharmaceuticals Inc. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an MD from Albany Medical College of Union University in 1982 and an MBA from Columbia University Graduate School of Business in 1985.

“We are pleased to have Michael join the Board,” said Gordon Troup, Chairman of the Navidea Board of Directors. “Michael brings a wealth of knowledge of the financial and biopharmaceutical industries that make him an extremely valuable resource to our Board as we continue to execute on our growth plans.”

"I am excited to be joining the Board and have the opportunity to help deliver the greatest possible impact to patients and the medical community and return for investors with Navidea’s industry leading precision diagnostic products and technologies,” said Dr. Goldberg. “I look forward to working with the Board and Management to help Navidea realize the potential I believe Lymphoseek®, the Company’s pipeline, and Navidea’s business model have.”

About Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is developing multiple precision diagnostic products and platforms including NAV4694, NAV5001, Manocept™ and RIGScan™,to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Lymphoseek® (technetium 99m tilmanocept) Injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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NAVIDEA BIOPHARMACEUTICALS

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Contact: Navidea Biopharmaceuticals

Brent Larson, 614-822-2330
Executive VP & CFO

Sharon Correia, 978-655-2686

Associate Director, Corporate Communications

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